Exhibit 99.1

Date: February 4, 2015	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com

Investor Contacts:
Joanne Fairechio
732-378-4967
jfairechio@njresources.com

Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS;
REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE
Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported strong results for the first quarter of fiscal 2015 and reaffirmed earnings guidance for the year.

A reconciliation of net income to net financial earnings (NFE) for the first quarter of fiscal years 2015 and 2014 is provided below.

	Three Months Ended
	December 31,
(Thousands)	2014	2013
Net income	$123,320	$7,693
Add:
Consolidated unrealized (gain) loss on derivative instruments	(88,673)	65,652
Effects of economic hedging related to natural gas inventory	(8,765)	(22,880)
Tax adjustments	29,227	(10,605)
Net financial earnings	$55,109	$39,860

Weighted Average Shares Outstanding
Basic	42,276	42,021
Diluted	42,787	42,239

Basic earnings per share	$2.92	$0.18
Basic net financial earnings per share	$1.30	$0.95

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

▪	NJR Reports Strong First-Quarter Fiscal 2015 Net Financial Earnings

In the first quarter of fiscal 2015, NJR reported NFE of $55.1 million, or $1.30 per share, compared with $39.9 million, or $.95 per share, in the first quarter of fiscal 2014.

	Three Months Ended
	December 31,
(Thousands)	2014	2013
Net financial earnings (loss)
New Jersey Natural Gas	$28,186	$27,639
NJR Energy Services	16,436	7,374
NJR Clean Energy Ventures	9,008	3,614
NJR Midstream	2,120	1,434
NJR Home Services and Other	(592)	(201)
Sub-total	55,158	39,860
Eliminations	(49)	—
Total	$55,109	$39,860

“We are off to another promising start in fiscal 2015, led by strong results at NJR Energy Services (NJRES), the company’s wholesale provider of physical natural gas services,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “In addition, the growth of our renewable energy portfolio has resulted in solid earnings at NJR Clean Energy Ventures (NJRCEV), our unregulated distributed power subsidiary. Steady growth and strong customer additions at our regulated business, New Jersey Natural Gas (NJNG), also contributed to this quarter’s success.”

“On behalf of our board of directors, I would like to thank all our employees for their unwavering commitment, which has always been the key driver of our performance.”

▪	NJR Reaffirms Fiscal 2015 Earnings Guidance

NJR is reaffirming previously announced fiscal 2015 NFE guidance in a range of $2.90 to $3.10 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

As in the past, NJR expects NJNG to be the largest contributor to fiscal 2015 NFE, with its regulated businesses contributing 65 to 80 percent of total NFE. The company expects NJRES to generate between 5 to 15 percent of total NFE in fiscal 2015. The following chart represents NJR’s current expected contributions from its subsidiaries:

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

Company	Expected Fiscal 2015 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	2 to 5 percent

▪	NJR Announces 2-For-1 Stock Split and Quarterly Dividend

On January 20, 2015, the board of directors of NJR unanimously approved a 2-for-1 stock split of NJR’s outstanding common stock and a corresponding increase in authorized shares of common stock to 150 million.

Shareowners of record at the close of business on February 6, 2015 will receive one additional share of NJR stock for every share of common stock owned as of that date. The new shares resulting from the split will be distributed following the close of business on March 3, 2015. NJR will commence trading at its split-adjusted price on March 4, 2015. As a result of the stock split, the number of shares of NJR stock outstanding will increase to approximately 85 million. For additional information on the NJR stock split, visit the Investor Relations section of njresources.com and scroll down to Investor Fact Sheets.

Prior to the stock split, the board of directors also unanimously declared a quarterly dividend on its common stock of $.45 per share. On a post-split basis, the quarterly dividend will be $.225 per share, payable on April 1, 2015 to shareowners of record on March 13, 2015. NJR has paid quarterly dividends continuously since its inception in 1952.

▪	Steady Growth Continues at New Jersey Natural Gas; Strong Customer Additions and Conversions

NJNG’s NFE for the first quarter of fiscal 2015 were $28.2 million, compared with $27.6 million during the same period last year. Results were driven by higher utility gross margin from customer additions, Basic Gas Supply Service (BGSS) incentive programs and regulatory initiatives, such as The SAVEGREEN Project®.

NJNG added 2,581 new customers in the first quarter of fiscal 2015, compared with 2,129 in the same period last year, an increase of 21 percent. Of these customers, 1,161 were related to new construction, compared with 980 in the same period last year, a 19 percent increase, reflective of the increasing growth opportunities in residential new construction throughout NJNG’s service territory.

In the first quarter of fiscal 2015, total customer conversions were 1,603, a 25 percent increase over the first quarter of fiscal 2014, including 183 existing non-heat customers who switched to natural gas. These results were driven primarily by oil heat conversions as well as the availability of natural gas to the White Meadow Lake section of Rockaway Township in Morris County. In addition, natural gas distribution expansion is underway in the New Gretna Village section of Bass River Township, Burlington County. “Through these

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

two projects, NJNG will make clean, energy-efficient natural gas available to approximately 2,800 homes and businesses,” continued Downes.

In December 2014, NJNG began service to the Red Oak generating station in Sayreville, New Jersey. The company estimates this will generate more than $2 million in additional utility gross margin annually and provide additional growth opportunities in its BGSS incentive programs.

NJNG currently expects to add, in total, 15,000 to 17,000 new customers during fiscal 2015 and fiscal 2016, representing a new customer annual growth rate of about 1.6 percent. NJNG expects these new customers and conversions to contribute approximately $4.2 million annually to utility gross margin. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

▪	The SAVEGREEN Project Seeks Multi-Year Extension

In the first quarter of fiscal 2015, The SAVEGREEN Project, NJNG’s energy-efficiency program, invested $7.1 million in grants, incentives and the On-Bill Repayment Program (OBRP) to help make the investment in high-efficiency natural gas equipment and energy-efficient upgrades more affordable for NJNG customers. The SAVEGREEN team performed 1,192 home energy audits to identify additional energy-efficiency opportunities, with an emphasis on whole-house improvements to further increase energy savings for customers. In addition, 481 NJNG customers took advantage of the OBRP in the first quarter of fiscal 2015.

Since its inception in 2009, SAVEGREEN grants, incentives and OBRP loans, totaling $98.7 million, have helped over 34,000 customers reduce energy consumption and lower their bills, supporting the state’s goal to reduce energy costs for residents. In addition, New Jersey has benefited from more than $260 million in economic activity generated by the 2,143 contractors now participating in The SAVEGREEN Project.

In total, NJNG plans to invest approximately $144.2 million in SAVEGREEN grants, financial incentives and the OBRP over the current life of the program, which is in place through June 30, 2015. On December 16, 2014, NJNG submitted a filing with the New Jersey Board of Public Utilities (BPU) seeking a continuation of The SAVEGREEN Project through June 30, 2018. “This multi-year program would allow us to provide additional customers with the resources, rebates and incentives they need to conserve energy and save money, and further support New Jersey’s economy by providing contractors continued consistency and stability in the energy-efficiency marketplace,” said Downes.

Currently, the company is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.9 to 7.76 percent, with a return on equity (ROE) ranging from 9.75 to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of energy-efficiency investment.

▪	New Jersey Natural Gas Supply Incentive Program

In the first quarter of fiscal 2015, NJNG’s BGSS incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management, contributed $4.2 million to utility gross margin, compared with $2.5 million in the first quarter of fiscal 2014.

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

Higher results were attributed to increased capacity release margins, due primarily to an increase in the amount of volumes released and the value of capacity, as well as higher margins in the storage incentive program, due to lower natural gas prices and the timing of storage injections.

NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers approximately $733 million.

▪	New Jersey Natural Gas Regulated Infrastructure Investments Update

NJNG’s Reinvestment in System Enhancement (NJ RISE) program, a five-year, $102.5 million investment in six capital projects, is designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and integrity of its natural gas distribution and transmission systems. These system enhancements are designed to help diminish the impact of future major weather events and align directly with the state’s directive for improved energy resiliency and preparedness. NJ RISE investments through July 31, 2015 will earn an overall return of 6.74 percent, including a 9.75 percent ROE with a 53.5 percent common equity ratio.

NJNG invested $6.2 million in the first quarter of fiscal 2015 in its Safety Acceleration and Facility Enhancement (SAFE) program, a planned $130 million, four-year infrastructure investment program to replace 276 miles of its unprotected steel and cast iron distribution mains to further ensure the reliability and integrity of its natural gas delivery system. These SAFE investments will earn an overall return of 6.9 percent, including a 9.75 percent ROE with a 53.5 percent common equity ratio.

NJ RISE investments through July 31, 2015 will be included in a May 2015 filing and recovered through an adjustment to base rates as of November 1, 2015. Cost recovery for additional NJ RISE investments, as well as additional SAFE investments, will be addressed in NJNG’s base rate case scheduled to be filed no later than November 15, 2015.

Equipment manufacturing continues for NJNG’s Liquefied Natural Gas (LNG) plant, located in Howell, New Jersey, which will enable the company to liquefy pipeline natural gas for peak-day use, help ensure system integrity and reliability and reduce LNG transportation and capacity costs. This $35.7 million investment in liquefaction and other plant upgrades, which will benefit customers by reducing BGSS costs and create additional value for shareowners, is expected to be operational in spring 2016.

The company is continuing to refine and finalize the route for its Southern Reliability Link (SRL) project, an estimated $130 to $160 million investment, which will connect an interstate pipeline to NJNG’s transmission system in Ocean County, New Jersey to support system reliability and integrity.

▪	First Compressed Natural Gas Refueling Station to Open in March 2015

NJNG is in various stages of developing three compressed natural gas (CNG) refueling stations, representing a total investment of approximately $10 million. The host sites, located at Waste Management, Inc. of Toms River, Ocean County, the Middletown Department of Public Works and Shore Point Distributing Company, Inc. of Freehold Township, both in Monmouth County, will be the first to open to the public in each of these counties. NJNG expects the first CNG station, at the Waste Management site in Toms River, to be

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

operational in March 2015 and open to the public the following month. NJNG expects the Middletown and Freehold stations to open to the public in the third quarter of fiscal 2015.

NJNG will install, own and maintain the CNG infrastructure for all three stations, and the host companies will be required to initially use at least 20 percent of the refueling capacity and open the stations to the public on a 24/7 basis. These new CNG fueling stations align with the state’s public policy goal to encourage the use of natural gas vehicles and give New Jersey residents and businesses easier access to cleaner, cost-effective fuel options. NJNG is authorized by the BPU to earn an overall return of 7.1 percent, including a 10.3 percent ROE on these investments.

▪	NJR Energy Services Announces Continued Strong Results

First-quarter fiscal 2015 NFE at NJRES were $16.4 million, compared with $7.4 million during the same period last year. The improved performance was due primarily to higher financial margin generated from storage and transportation assets due to periods of volatility caused by cold weather across the United States and growth in the value of NJRES’ pipeline and storage capacity.

As a proven leader in the growing natural gas market, NJRES has physical assets strategically located across the country, including the Marcellus region and Midwest, and holds firm capacity on almost every pipeline in North America. With a commitment to disciplined risk management, the NJRES team identifies growth opportunities in the often volatile natural gas market and creates customized energy solutions for a diverse customer base. Currently, NJRES’ asset portfolio consists of approximately 43 billion cubic feet (Bcf) of firm storage capacity and 1.47 Bcf/day of firm transportation.

▪	Strong Results at NJR Clean Energy Ventures; Two Commercial Solar Projects Placed into Service; The Sunlight Advantage® Third Largest Solar Provider in the State

NJRCEV generated NFE of $9 million for the first quarter of fiscal 2015, compared with $3.6 million in the same period last year. The improved results are due primarily to increased investment tax credits (ITCs) from capital expenditures expected to be placed into service in fiscal 2015, compared with fiscal 2014, and increased Solar Renewable Energy Certificate (SREC) sales and prices.

In the first quarter of fiscal 2015, NJRCEV placed into service a $25.8 million, 9.9 megawatt (MW) ground-mounted, grid-connected system in Howell, New Jersey. Additionally, in January 2015, a $15.8 million, 6.1 MW grid-connected system in North Hanover, New Jersey was placed into service.

Currently, NJRCEV has three commercial solar projects under construction, all of which are expected to be placed in service in summer 2015. These include a second grid-connected system in North Hanover, totaling 6 MW, an approximate investment of $15.8 million, a 3.9 MW grid-connected system in Harmony, New Jersey, an approximate investment of $11.6 million, and a $1.3 million, 0.4 MW net-metered system at the Franklin Township Board of Education in Hunterdon County, New Jersey.

NJRCEV is now the third largest residential solar provider in the state. The company’s residential solar lease program, The Sunlight Advantage, added 145 customers, totaling 1.4 MWs of capacity during the first quarter of fiscal 2015, bringing the total number of customers to 3,267 since the program’s inception. The Sunlight Advantage provides savings to eligible homeowners through both roof- and ground-mounted solar

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

systems with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $34 million in residential solar systems in fiscal 2015, compared with $31.5 million in fiscal 2014.

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the first quarter, and NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, NJR’s estimated annual effective tax rate is 24.9 percent. Accordingly, $18 million related to tax credits, net of deferred taxes, were recognized in the first quarter of fiscal 2015, compared with $594,000, net of deferred taxes, in the same period last year.

For NFE purposes, the effective tax rate for fiscal 2015 is estimated at 17.4 percent and $11.4 million of tax credits were recognized in the first fiscal quarter, compared with $5.7 million last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

▪	NJR Clean Energy Ventures Reports Second Onshore Wind Farm Operational; Construction Continues on Third Investment

On January 30, 2015, NJRCEV placed into service its second onshore wind project, the Carroll Area Wind Farm, a $42 million investment. Located on 1,100 acres of rural agricultural land in Carroll County, Iowa, approximately 65 miles northwest of Des Moines, the wind farm consists of nine Siemens wind turbines with a total generating capacity of 20 MW. The site will produce enough energy annually to power approximately 7,500 homes.

“The addition of the Carroll Area Wind Farm further diversifies the NJR distributed power portfolio,” continued Downes. “As our nation’s need for alternative energy grows, our renewable investments will provide environmentally sound opportunities for long-term growth for our investors.”

The project’s entire energy output, capacity benefits and renewable attributes will be sold through a 25-year power purchase agreement (PPA) with MidAmerican Energy, Iowa’s largest energy company. MidAmerican Energy serves approximately 739,000 electric customers in Iowa, Illinois and South Dakota, as well as 719,000 natural gas customers in Iowa, Illinois, South Dakota and Nebraska. Additionally, NJRCEV expects the wind farm will qualify for federal production tax credits (PTC), which are based on a kilowatt-hour output. All PTCs generated by the Carroll Area Wind Farm will be utilized by NJR.

Construction continues on NJRCEV’s third onshore wind project, the Alexander Wind Farm, located on 7,000 acres of land in Rush County, Kansas, approximately 120 miles northwest of Wichita. NJRCEV will invest approximately $85 million to construct, own and operate the wind farm with a total capacity of 48 MW.

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

The energy produced at the Alexander Wind Farm, as well as the renewable attributes, will be sold through PPAs to two separate customers. The Kansas City Board of Public Utilities (KCBPU) has signed a 20-year PPA for approximately 50 percent of the energy. The KCBPU currently serves approximately 65,000 electric and 59,000 water customers in Wyandotte County, Kansas. The remaining energy will be purchased through a 15-year PPA by Yahoo! Inc., the global Internet corporation headquartered in Sunnyvale, CA. Yahoo will use the wind power to offset much of its energy usage in the Great Plains region. NJRCEV expects the Alexander Wind Farm to qualify for federal PTCs, which will be utilized by NJR. The company expects this project to be placed in service in fall 2015.

▪	NJR Clean Energy Ventures Long-Term Outlook

Over the next three years, NJRCEV expects a declining percentage of its NFE to come from the ITCs associated with solar investments. Looking out through fiscal 2017, the company anticipates its existing projects will benefit from SREC prices that NJRCEV expects will continue to increase from improving supply and demand dynamics. NJRCEV also continues to focus on diversifying its distributed power portfolio to include small- to mid-sized onshore wind projects, supported by long-term PPAs and potential investments in combined heat and power, thereby reducing its reliance on ITCs.

▪	Improved Results Reported at NJR Midstream

NJR’s midstream asset segment, NJR Midstream, consists of Federal Energy Regulatory Commission (FERC)-regulated investments. NJR Midstream’s completed investments include a 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy, and a 5.53 percent equity investment in Iroquois Pipeline, which delivers natural gas to the New England and New York markets.

NJR Midstream reported first-quarter fiscal 2015 NFE of $2.1 million, compared with $1.4 million in the same period last year. The increase was due to increased revenue associated with firm services at both Steckman Ridge and Iroquois Pipeline.

In the fourth quarter of fiscal 2014, NJR announced its participation in the PennEast Pipeline, with a 20 percent ownership in the project. This 108-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey and provide greater system reliability for local utilities. PennEast expects to file a formal application with FERC in the third quarter of 2015 and anticipates construction to begin in spring 2017 with an expected in-service date of November 2017.

▪	NJR Home Services Announces Results

In the first quarter of fiscal 2015, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a net financial loss of $777,000, compared with a net financial loss of $574,000 in the same period last year. The lower results were due primarily to a decrease in heating equipment sales and installations attributed to the unseasonably warm early fall weather.

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line, including electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 118,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2015, forecasted contribution of business segments to fiscal 2015 NFE, expected contribution by NJNG’s new customers (including the Red Oak power plant) to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures in fiscal 2015 and beyond by NJNG, including those related to SAVEGREEN, SAFE and NJ RISE, planned compressed natural gas fueling stations, the liquefaction and SRL projects, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, NJRCEV’s future solar and wind projects and the PennEast Pipeline.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on the Company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial markets and changes in accounting standards, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the Company’s joint ventures and partnerships; risks associated with our investments in renewable energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting,

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; regulatory approval of NJNG’s planned infrastructure programs; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG’s BGSS incentive programs and The SAVEGREEN Project, the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs resulting from Superstorm Sandy. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 25, 2014, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2015 FIRST-QUARTER RESULTS; REAFFIRMS FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE; Strong Results at NJR Energy Services and NJR Clean Energy Ventures Drive Growth

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2014 Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of over 125 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 118,000 service contract customers.

NJR and its more than 950 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

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RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

	Three Months Ended December 31,
(Thousands)	2014	2013
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net income	$123,320	$7,693
Add:
Consolidated unrealized (gain) loss on derivative instruments	(88,673)	65,652
Effects of economic hedging related to natural gas inventory	(8,765)	(22,880)
Tax adjustments	29,227	(10,605)
Net financial earnings	$55,109	$39,860

Weighted Average Shares Outstanding
Basic	42,276	42,021
Diluted	42,787	42,239

Basic net financial earnings per share	$1.30	$0.95

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$603,688	$637,709
Less: Gas purchases	474,947	663,787
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(90,000)	65,201
Effects of economic hedging related to natural gas inventory	(8,765)	(22,880)
Financial margin	$29,976	$16,243

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating income (loss)	$125,277	$(30,043)
Add:
Operation and maintenance expense	2,988	3,585
Depreciation and amortization	22	12
Other taxes	454	368
Subtotal – Gross margin	128,741	(26,078)
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(90,000)	65,201
Effects of economic hedging related to natural gas inventory	(8,765)	(22,880)
Financial margin	$29,976	$16,243

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net income (loss)	$78,887	$(19,386)
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(90,000)	65,201
Effects of economic hedging related to natural gas inventory	(8,765)	(22,880)
Tax adjustments	36,314	(15,561)
Net financial earnings	$16,436	$7,374

NJR CLEAN ENERGY VENTURES

A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:

Net income (loss)	$15,607	$(1,508)
Add:
Tax adjustments	(6,599)	5,122
Net financial earnings	$9,008	$3,614

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
(Thousands, except per share data)	2014	2013
OPERATING REVENUES
Utility	$208,727	$233,469
Nonutility	615,397	644,936
Total operating revenues	824,124	878,405
OPERATING EXPENSES
Gas purchases
Utility	84,263	109,488
Nonutility	472,971	661,944
Related parties	3,264	3,300
Operation and maintenance	44,759	42,023
Regulatory rider expenses	21,463	19,832
Depreciation and amortization	14,386	12,566
Energy and other taxes	14,321	17,028
Total operating expenses	655,427	866,181
OPERATING INCOME	168,697	12,224
Other (expense) income, net	(110)	1,127
Interest expense, net	7,195	6,295
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	161,392	7,056
Income tax provision	40,867	1,505
Equity in earnings of affiliates	2,795	2,142
NET INCOME	$123,320	$7,693

EARNINGS PER COMMON SHARE
Basic	$2.92	$0.18
Diluted	$2.88	$0.18

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.42

AVERAGE SHARES OUTSTANDING
Basic	42,276	42,021
Diluted	42,787	42,239

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NEW JERSEY RESOURCES

	Three Months Ended December 31,
(Thousands, except per share data)	2014	2013
Operating Revenues
Natural Gas Distribution	$208,727	$233,469
Energy Services	603,688	637,709
Clean Energy Ventures	6,235	2,173
Midstream	—	—
Home Services and Other	9,011	9,274
Sub-total	827,661	882,625
Eliminations	(3,537)	(4,220)
Total	$824,124	$878,405

Operating Income (Loss)
Natural Gas Distribution	$45,564	$45,303
Energy Services	125,277	(30,043)
Clean Energy Ventures	(703)	(2,506)
Midstream	(152)	(347)
Home Services and Other	(1,124)	(764)
Sub-total	168,862	11,643
Eliminations	(165)	581
Total	$168,697	$12,224

Equity in Earnings of Affiliates
Midstream	$3,775	$2,942
Eliminations	(980)	(800)
Total	$2,795	$2,142

Net income (loss)
Natural Gas Distribution	$28,186	$27,639
Energy Services	78,887	(19,386)
Clean Energy Ventures	15,607	(1,508)
Midstream	2,120	1,434
Home Services and Other	(592)	(201)
Sub-total	124,208	7,978
Eliminations	(888)	(285)
Total	$123,320	$7,693

Net financial earnings (loss)
Natural Gas Distribution	$28,186	$27,639
Energy Services	16,436	7,374
Clean Energy Ventures	9,008	3,614
Midstream	2,120	1,434
Home Services and Other	(592)	(201)
Sub-total	55,158	39,860
Eliminations	(49)	—
Total	$55,109	$39,860

Throughput (Bcf)
NJNG, Core Customers	23.4	21.5
NJNG, Off System/Capacity Management	52.9	35.8
NJRES Fuel Mgmt. and Wholesale Sales	165.5	167.1
Total	241.8	224.4

Common Stock Data
Yield at December 31	2.9%	3.6%
Market Price
High	$64.29	$46.95
Low	$49.29	$42.54
Close at December 31	$61.20	$46.24
Shares Out. at December 31	42,651	42,059
Market Cap. at December 31	$2,610,271	$1,944,800

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NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended December 31,
(Thousands, except customer & weather data)	2014	2013
Utility Gross Margin
Operating revenues	$208,727	$233,469
Less:
Gas purchases	88,568	115,544
Energy and other taxes	11,528	14,629
Regulatory rider expense	21,463	19,832
Total Utility Gross Margin	$87,168	$83,464

Utility Gross Margin, Operating Income and Net Income
Residential	$52,844	$50,560
Commercial, Industrial & Other	13,760	13,000
Firm Transportation	16,254	17,321
Total Firm Margin	82,858	80,881
Interruptible	133	127
Total System Margin	82,991	81,008
Off System/Capacity Management/FRM/Storage Incentive	4,177	2,456
Total Utility Gross Margin	87,168	83,464
Operation and maintenance expense	29,980	27,252
Depreciation and amortization	10,545	9,835
Other taxes not reflected in gross margin	1,079	1,074
Operating Income	$45,564	$45,303

Net Income	$28,186	$27,639

Throughput (Bcf)
Residential	12.4	12.5
Commercial, Industrial & Other	2.3	2.4
Firm Transportation	5.8	5.0
Total Firm Throughput	20.5	19.9
Interruptible	2.9	1.6
Total System Throughput	23.4	21.5
Off System/Capacity Management	52.9	35.8
Total Throughput	76.3	57.3

Customers
Residential	428,088	410,546
Commercial, Industrial & Other	26,697	25,889
Firm Transportation	54,712	65,119
Total Firm Customers	509,497	501,554
Interruptible	33	39
Total System Customers	509,530	501,593
Off System/Capacity Management*	43	49
Total Customers	509,573	501,642
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,591	1,667
Normal	1,623	1,625
Percent of Normal	98.0%	102.6%

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ENERGY SERVICES

(Unaudited)	Three Months Ended December 31,
(Thousands, except customer, SREC and megawatt)	2014	2013
Operating Income
Operating revenues	$603,688	$637,709
Gas purchases	474,947	663,787
Gross Margin	128,741	(26,078)
Operation and maintenance expense	2,988	3,585
Depreciation and amortization	22	12
Energy and other taxes	454	368
Operating Income (Loss)	$125,277	$(30,043)

Net Income (Loss)	$78,887	$(19,386)

Financial Margin	$29,976	$16,243

Net Financial Earnings	$16,436	$7,374

Gas Sold and Managed (Bcf)	165.5	167.1

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$4,388	$1,434
Electricity sales and other	971	252
Sunlight Advantage	876	487
Total Operating Revenues	$6,235	$2,173

Depreciation and Amortization	$3,591	$2,511

Operating (Loss)	$(703)	$(2,506)

Income Tax Benefit	$19,721	$2,044

Net Income (Loss)	$15,607	$(1,508)

Net Financial Earnings	$9,008	$3,614

Solar Renewable Energy Certificates Generated	22,247	15,159

Solar Renewable Energy Certificates Sold	24,994	9,364

Megawatts Installed	11.3	3.3

Megawatts Under Construction	17.3	9.5

MIDSTREAM

Equity in Earnings of Affiliates	$3,775	$2,942

Operation and Maintenance Expense	$147	$346

Interest Expense	$250	$398

Net Income	$2,120	$1,434

HOME SERVICES AND OTHER

Operating Revenues	$9,011	$9,274

Operating (Loss)	$(1,124)	$(764)

Net (Loss)	$(592)	$(201)

Total Service Contract Customers at December 31	117,947	120,201